Exhibit 31

CERTIFICATION PURSUANT TO SECURITIES EXCHANGE ACT RULE 13A-14(a)

1.   I have reviewed this annual report on Form 10-KSB/A of Cala Corporation

2.   Based on my knowledge, this report does not contain any untrue  statement of a material fact or omit to state a material fact necessary to make  the statements made, in light of the circumstances under which such statements  were made, not misleading with respect to the period covered by this  report

3.   Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report

4.   I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a thru 14 and 15d thru 14) for the registrant and I have

     a)   designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared

     b)   evaluated the effectiveness of the registrants disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the Evaluation Date) and

     c)   presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date

5.   I have disclosed, based on our most recent evaluation, to the registrants auditors and the audit committee of registrants board of directors (or persons performing the equivalent function)

     a)   all significant deficiencies in the design or  operation of internal controls which could adversely affect  the registrants ability to record, process, summarize and  report financial data and have identified for the registrants  auditors any material weaknesses in internal controls and

     b)   any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls and

6.   I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 27, 2008	By: /s/ Joseph Cala
Joseph Cala
Principal Executive Officer and Principal Financial Officer